                                                                        EX. 99.3

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                            Nasdaq:  STAR

Wichita, Kansas                                                    June 19, 2002

                     LONE STAR STEAKHOUSE & SALOON, INC.
                       PRESENTATION AVAILABLE ON WEB PAGE

Lone Star Steakhouse &  Saloon,  Inc. ("Lone Star") today announced that the
Company  presentation  at the Thomas  Weisel  Partners  Growth Forum 4.0 will be available  on its web page  www.lonestarsteakhouse.com  under press  releases at
4:25 PM (PT).  Interested  parties may link directly to the audio-webcast of the company's  real-time  presentation  during the forum. The  presentation  will be archived for a period of thirty days.

Lone  Star  Steakhouse  &  Saloon,  Inc.  owns and  operates  a chain of 249 domestic and 25 international Lone Star Steakhouse & Saloon restaurants. The
Company also owns and  operates 5 Del Frisco's  Double Eagle Steak Houses and 15
Sullivan's Steakhouses.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein  are  reasonable,  any  of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.